UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 15, 2017

Inspired Builders, Inc.

(Exact name of small business issuer as specified in its charter)

Nevada	333-171636	27-1989147
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

8950 SW 74th Ct

Suite 2201-A44

Miami, FL 33156

(Address of principal executive offices)

(786) 323-7900

(Registrant’s telephone number)

233 Wilshire Boulevard, Suite 830

Santa Monica, California 90401

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Definitive Material Agreement

Stock Purchase Agreement

On August 15, 2017, Inspired Builders (the “Company”), the majority shareholders of the Company (the “Sellers”) and JJL Capital Management, LLC (the “Purchaser”) entered into a stock purchase agreement (the “Stock Purchase Agreement”), whereby the Purchaser purchased from the Sellers 5,643,979 shares of common stock, par value $0.001 per share, of the Company (the “Shares”), representing approximately 50.73% of the issued and outstanding shares of the Company, for an aggregate purchase price of $564.39 (the “Purchase Price”). On August 16, 2017, the closing of the transaction occurred (“Closing Date”).

The foregoing description of the terms of the Stock Purchase Agreement is qualified in its entirety by reference to the provisions of the Stock Purchase Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated by reference herein.

Item 5.01	Changes in Control of Registrant

On the Closing Date, pursuant to the terms of the Stock Purchase Agreement, Purchaser purchased a total of 5,643,979 shares of the issued and outstanding common stock of the Company, representing 50.73% of the total issued and outstanding stock of the Company as of the Closing Date, from the Sellers.  In exchange for the Shares, Purchaser agreed to pay the Purchase Price to the Sellers, as referenced in Item 1.01 above.

In connection with the change in control, the Company changed its business to operate as a shell company as it attempts to locate and negotiate with a business entity for the combination of that target company with us. The combination will normally take the form of a merger, stock- for-stock exchange or stock-for-assets exchange. In most instances the target company will wish to structure the business combination to be within the definition of a tax-free reorganization under Section 351 or Section 368 of the Internal Revenue Code of 1986, as amended. No assurances can be given that we will be successful in locating or negotiating with any target company, we are not limiting our search to any specific industry or business.

There are certain perceived benefits to being a reporting company with a class of publicly- traded securities. These are commonly thought to include the following:

●	the ability to use registered securities to make acquisitions of assets or businesses;
●	increased visibility in the financial community;
●	the facilitation of borrowing from financial institutions;
●	improved trading efficiency;
●	shareholder liquidity;
●	greater ease in subsequently raising capital;
●	compensation of key employees through stock options for which there may be a market valuation;
●	enhanced corporate image;
●	a presence in the United States capital market.

A business entity, if any, which may be interested in a business combination with us may include the following:

A business combination with a target company will normally involve the transfer to the target company of the majority of our issued and outstanding common stock, and the substitution by the target company of its own management and board of directors.

No assurances can be given that we will be able to enter into a business combination, as to the terms of a business combination, or as to the nature of the target company.

Employees

We have one employee. Our president has agreed to allocate a portion of his time to our activities.  The president anticipates that our business plan can be implemented by his devoting no more than 10 hours per month to our business affairs and, consequently, conflicts of interest may arise with respect to the limited time commitment by such officer. We have no properties and at this time have no agreements to acquire any properties. We currently use the offices of management at no cost to us. Management has agreed to continue this arrangement until we complete an acquisition or merger.

We have also changed our principal offices and mailing address to 8950 SW 74th Ct, Suite 2201-A44, Miami, FL 33156 and our new telephone number is 786-323-7900.

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Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(a) Resignation of Directors/Officers

Effective immediately upon the Closing of the transaction contemplated in the Stock Purchase Agreement, Matthew Nordgren tendered his resignation as sole director and from all officer positions held in the Company.

(b) Appointment of Directors and Officers

Immediately effective upon the Closing of the transaction contemplated in the Stock Purchase Agreement, the following persons were appointed as the Company’s executive officers and directors. Directors are elected to hold offices until the next annual meeting of shareholders and until their successors are elected or appointed and qualified. Officers are appointed by the board of directors until a successor is elected and qualified or until resignation, removal or death.

Name	Age	Position
Scott Silverman	47	President, Chief Executive Officer, Treasurer, Chief Financial Officer, Chairman

Scott Silverman (age 47)

Mr. Silverman is a financial executive who has over 25 years of business success on national and international levels, with strong concentration and successes in SME operational and financial management. He has a highly diverse knowledge of financial, legal and operations management; public company management, accounting and Securities and Exchange Commission regulations. Mr. Silverman specializes in establishing and streamlining back-office policies and procedures and implementing sound financial management and internal controls necessary for enterprise growth and scalability. While serving as the VP of Finance of Itopia, Mr. Silverman was involved in the raise of over $5 million, reduced expenses by more than 40% and participated in a 100% increase in year-over-year top line revenues. Mr. Silverman is also one of the founders, and serves as President and CEO, of EverAsia Financial Group, which grew into a multi-national corporate financial management and advisory firm serving clients in the United States and Asia. He also serves as the Chief Financial Officer, and is a director on the Board of Directors, of Jade Global Holdings, Inc. Well versed in securities regulations and accounting, Mr. Silverman has orchestrated investor exits for multiple companies, including ushering five client companies through successful public offerings. While at ICV, a boutique private equity firm, Mr. Silverman managed a $35 million portfolio of companies, simultaneously serving as the CFO for both the parent company and for several portfolio companies, one of which was listed on the Entrepreneur Magazine “Hot 100” list, and was ultimate successfully spun off, delivering added value to its shareholders. In addition to being an Intuit QuickBooks ProAdvisor, Mr. Silverman is well versed in Microsoft licensing and Office365 administration and has a working knowledge of IT systems.

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Mr. Silverman received a Bachelor’s degree in Finance from the George Washington University and a Master’s Degree in Accounting from Nova Southeastern University.

Family Relationships

There are no family relationships between Scott Silverman and any previous officers or directors of the Company.

Related Party Transactions

There are no related party transactions reportable under Item 5.02 of Form 8-K or Item 404(a) of Regulation S-K.

Employment Agreement

As of the date of this Report, there has not been any material plan, contract or arrangement (whether or not written) to which any of our officers or directors are a party in connection with their appointments as officers or directors of the Company.

Item 9.01   Financial Statements and Exhibits.

Exhibit Number	Description
10.1	Stock Purchase Agreement, dated August 15, 2017

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Inspired Builders, Inc.

Date: August 16, 2017	By:	/s/ Scott J. Silverman
Scott J. Silverman
President, Chief Executive Officer (Principal Executive Officer), Treasurer, Chief Financial Officer (Principal Financial Officer (Principal Accounting Officer) and Director.

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